Registration Nos. 333-01035 and 333-01035-01

          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                   ---------------


                                   AMENDMENT NO. 1
                                          TO
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ---------------

                           MINNESOTA POWER & LIGHT COMPANY
                (Exact name of registrant as specified in its charter)


                   Minnesota                                 41-0418150
          (State or other jurisdiction of                  (I.R.S. Employer
          incorporation or organization)                 Identification No.)

                                    MP&L CAPITAL I
                (Exact name of registrant as specified in its charter)

                   Delaware                               To Be Applied For
          (State of incorporation or                       (I.R.S. Employer
               organization)                             Identification No.)

                               30 West Superior Street
                               Duluth, Minnesota  55802
                                    (218) 722-2641
                 (Address, including zip code, and telephone number,
                                 including area code,
                     of registrant's principal executive offices)

          DAVID G. GARTZKE                        PHILIP R. HALVERSON, Esq.
          Senior Vice President-Finance     Vice President, General Counsel
           and Chief Financial Officer              and Corporate Secretary
          30 West Superior Street                   30 West Superior Street
          Duluth, Minnesota 55802                   Duluth, Minnesota 55802
          (218) 722-2641                                     (218) 722-2641

          JAMES K. VIZANKO                       ROBERT J. REGER, JR., Esq.
          Corporate Treasurer                             Reid & Priest LLP
          30 West Superior Street                       40 West 57th Street
          Duluth, Minnesota 55802                  New York, New York 10019
          (218) 722-2641                                     (212) 603-2000

          (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                   ---------------

                   It is respectfully requested that the Commission
              send copies of all notices, orders and communications to:
                                MICHAEL CONNOLLY, Esq.
                                Lane & Mittendorf LLP
                                   320 Park Avenue
                               New York, New York 10022




                                   ---------------

          ====================================================================


                           CALCULATION OF REGISTRATION FEE
          ====================================================================
          Title of
          Each                         Proposed    Proposed
          Class                        Maximum     Maximum        Amount
          of             Amount        Offering    Aggregate      of
          to Be          to Be         Per         Offering       Registration
          Registered     Registered    Unit(1)     Price(1)(2)    Fee
          --------------------------------------------------------------------
          MP&L
          Capital I
          Cumulative
          Quarterly
          Income
          Preferred
          Securities...  3,000,000       $25     $75,000,000(3)   $25,862(3)
          -------------------------------------------------------------------
          Minnesota
          Power &
          Light Company
          Guarantee with
          respect to MP&L
          Capital I
          Cumulative
          Quarterly Income
          Preferred
          Securities
          and obligations
          under an
          Agreement
          as to
          Expenses and
          Liabilities
          between the
          Company
          and MP&L
          Capital I(4)..
          -------------------------------------------------------------------
          Minnesota
          Power &
          Light Company
          Junior
          Subordinated
          Debentures,
          Series(5)....
          ===================================================================
          (1)  Estimated  solely   for  the  purpose  of   calculating  the
               registration fee.
          (2)  Exclusive of accrued distributions, if any.
          (3) The Cumulative Quarterly Income Preferred Securities being registered are hereby reduced from 5,000,000 to 3,000,000.
          (4) No separate consideration will be received for the Minnesota Power & Light Company (the "Company") Guarantee and the
               Company's obligations  under   the  Agreement   as  to
               Expenses  and  Liabilities.
          (5) The Junior Subordinated Debentures will be purchased by MP&L Capital I with the proceeds of the sale of the Preferred Securities. No separate consideration will be received for the Junior Subordinated Debentures.


               The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     SUBJECT TO COMPLETION, DATED MARCH 11, 1996

                            3,000,000 Preferred Securities


                                    MP&L CAPITAL I
                    % Cumulative Quarterly Income Preferred Securities
                                     (QUIPS SM)*

                (Liquidation preference $25.00 per Preferred Security)
                               Guaranteed to the extent
                   MP&L Capital I has funds as set forth herein by


                           MINNESOTA POWER & LIGHT COMPANY

                                -------------------


               The % Cumulative Quarterly Income Preferred Securities (the "Preferred Securities") offered hereby are being issued by and represent undivided preferred beneficial interests in the assets of MP&L Capital I ("MP&L Capital"), a statutory business trust created under the laws of the State of Delaware. Minnesota Power & Light Company (the "Company"), a Minnesota corporation, will be the owner of the undivided common beneficial interests in the assets represented by common securities of MP&L Capital (the "Common Securities", together with the Preferred Securities herein referred to as the "Trust Securities"). The Bank of New York is the Property Trustee of MP&L Capital. MP&L Capital exists for the sole purpose of issuing the Preferred Securities and the Common Securities and investing the proceeds thereof in
          % Junior Subordinated Debentures, Series    , Due       ,      to
          be issued by the Company (the "Junior Subordinated Debentures") in an aggregate principal amount equal to the aggregate liquidation preference amount of the Trust Securities. The Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Preferred Securities -- Subordination of Common Securities."

                                        (cover continued on following page)

                             --------------------


               SEE  "RISK  FACTORS,"  BEGINNING  ON  PAGE  6,  FOR  CERTAIN
          INFORMATION  RELEVANT   TO  AN   INVESTMENT   IN  THE   PREFERRED
          SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND CERTAIN RELATED FEDERAL INCOME TAX CONSEQUENCES.

                             --------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

                             --------------------

                              Initial
                              Public
                              Offering  Underwriting        Proceeds to
                              Price     Commission (1)      Company(2)(3)
                              --------  --------------      -------------
          Per Preferred
          Security . . . . .     $           (2)                 $
          Total. . . . . . .     $           (2)                 $
          ___________

          (1) MP&L Capital and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (1933 Act). See "Underwriting."
          (2) In view of the fact that the entire proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that the Company will pay to the Underwriters, as compensation for their arranging the investment therein of
               such proceeds, $    per  Preferred Security (or $         in
               the aggregate). See "Underwriting."

          (3)  Expenses of the  offering, which are payable by the Company,
               are estimated to be $          .

                             --------------------

                    The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of DTC on or about
            , 1996 against payment therefor in immediately available funds.

          *QUIPS is a service mark of Goldman, Sachs & Co.


          GOLDMAN, SACHS & CO.                     PAINEWEBBER INCORPORATED

                  The date of this Prospectus is            , 1996.

          Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

          (cover continued)


               Registered owners (the "Holders") of the Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June,
          September and December of each year, commencing           , 1996,
          at  the per annum  rate of       % of  the liquidation preference
          amount of $25 per Preferred Security (together, at any given time, with any accrued but unpaid such amounts and interest thereon, if any, "Distributions"). Interest on the Junior Subordinated Debentures is the sole source of income for MP&L Capital from which payment of Distributions on the Preferred Securities can be made. The Company has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that any such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may select a new Extension Period, subject to the above requirements.



               If interest payments  on the Junior Subordinated  Debentures are deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to (i) declare or pay dividends or distributions on (other than dividends or distributions paid in shares of Common Stock of the Company) or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or (ii) make any payment of principal of, interest or premium, if any, on, or repay, repurchase or redeem any indebtedness that is pari passu with the Junior Subordinated Debentures (including other Debt Securities, as defined herein) or make any guarantee payment with respect to the foregoing. During an Extension Period, quarterly Distributions on the Preferred Securities will continue to accrue and Distributions that are in arrears will bear interest on the amount thereof at the per annum rate of % (to the extent permitted by applicable law, compounded quarterly), and Holders of Preferred Securities will be required to accrue income for United States federal income tax purposes. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences -- Potential Extension of Interest Payment Period
          and  Original Issue  Discount."       Any Extension  Period  with
          respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities (as defined herein) or on any similar securities will apply to all such securities and will also apply to Distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. Based upon the Company's current financial condition and, in light of the restriction on payment of dividends on the Company's securities during an Extension Period, the Company believes that an extension of a distribution payment period on the Preferred Securities is currently unlikely and has no current intention to cause such an extension. See "Description of the Preferred Securities -- Distributions."



               The payment of Distributions and payments on liquidation of MP&L Capital or the redemption of Preferred Securities, in each case out of moneys held by MP&L Capital as set forth below, are guaranteed by the Company to the extent MP&L Capital has sufficient funds available to make such payments (the "Guarantee"). See "Description of the Guarantee." If the Company fails to make interest payments on the Junior Subordinated Debentures held by MP&L Capital, MP&L Capital will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when MP&L Capital does not have sufficient funds to pay such Distributions. In such event, the remedy of a Holder of Preferred Securities would be enforcement of the rights of MP&L Capital under the Junior Subordinated Debentures held by MP&L Capital. See "Description of the Preferred Securities -- Voting Rights." The Company's obligations under the Guarantee are subordinate and junior in right of payment to Senior Indebtedness of the Company except any liabilities that may be made pari passu expressly by their terms. The Company has agreed in an Agreement as to Expenses and Liabilities (the "Expense Agreement") to provide funds to MP&L Capital as needed to pay obligations of MP&L Capital to parties other than Holders of Trust Securities. The obligations of the Company with respect to the Guarantee, the Expense Agreement and the Junior Subordinated Debentures constitute a full and unconditional guarantee of the Preferred Securities by the Company.



               The Preferred Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures at maturity or upon their earlier redemption. See "Description of the Preferred Securities -- Redemption Procedures." The Company will
          have the option at any time on or after               , to redeem
          the Junior Subordinated Debentures, in whole or in part. The Company also will have the option, upon the occurrence and during the continuation of a Special Event (as defined herein), (i) to redeem at any time the Junior Subordinated Debentures, in whole but not in part, which will result in the redemption of all the Trust Securities by MP&L Capital or (ii) to cause the termination of MP&L Capital and, in connection therewith, after satisfaction of creditors of MP&L Capital, if any, to cause the distribution of Junior Subordinated Debentures to the Holders of Preferred

          (cover continued)

          Securities and the Common Securities. Any redemption of Trust Securities by MP&L Capital will be in amounts having an aggregate liquidation preference amount equal to the aggregate principal of Junior Subordinated Debentures to be redeemed and will be at a redemption price equal to 100% of such liquidation preference amount, plus accrued and unpaid Distributions, if any, to the redemption date (the "Redemption Price"). Each class of the Trust Securities will be redeemed in proportion to the percentage they represent of all the Trust Securities. See "Description of the Junior Subordinated Debentures -- Optional Redemption."



               The Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company. The terms of the Junior Subordinated
          Debentures place no limitation on the amount of Senior Indebtedness that may be incurred by the Company. As of December 31, 1995, the Company had approximately $790 million of principal amount of indebtedness for borrowed money and capital lease obligations constituting Senior Indebtedness (as defined herein).
           See "Description of the Junior Subordinated Debentures -- Subordination" and "Description of the Preferred Securities."



               In the event of the liquidation of MP&L Capital, the Holders of the Trust Securities will be entitled to receive either (i) Junior Subordinated Debentures in an aggregate principal amount of $25 per Preferred Security or (ii) a liquidation preference amount of $25 per Preferred Security, plus accrued and unpaid Distributions thereon to the date of payment, subject to certain limitations. See Description of the "Preferred Securities -- Liquidation Distribution upon Termination."



               Application will be made to list the Preferred Securities on the New York Stock Exchange (the "NYSE").



               The Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company (the "DTC") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Preferred Securities -- Book-Entry Only Issuance - The Depository Trust Company."

               IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                                AVAILABLE INFORMATION


               The Company is subject  to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the New York Stock Exchange. Reports and other information concerning the Company may be inspected and copied at the office of such Exchange at 20 Broad Street, New York, New York. In addition, certain of the Company's preferred stocks are listed on the American Stock Exchange. Reports and other information concerning the Company may be inspected and copied at the office of such Exchange at 86 Trinity Place, New York, New York.


               No separate financial statements of MP&L Capital are included herein. The Company considers that such financial statements would not be material to Holders of the Preferred Securities because the Company is a reporting company under the 1934 Act and MP&L Capital has no independent operations, but exists for the sole purpose of issuing the Trust Securities and holding as trust assets the Junior Subordinated Debentures.


               MP&L Capital will not file separate reports under the 1934 Act. The obligations of the Company under the Junior Subordinated Debentures to pay principal and interest, and the obligations of the Company under the Junior Subordinated Debentures and pursuant to the Trust Agreement to pay amounts equal to all expenses of MP&L Capital, together with the Guarantee and the rights of the Holders of Preferred Securities to directly enforce the Company's obligations with respect to the Junior Subordinated Debentures, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of the Junior Subordinated Debentures -- Additional Interest" and "Description of the Guarantee -- Events of Default."


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents, filed by the Company with the Commission pursuant to the 1934 Act, are hereby incorporated by reference:


               1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "Company 1994 10-K") except for Items 7, 8 and 14(a)(1) thereof;


               2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;


               3. The Company's Current Reports on Form 8-K dated January 5, 1995, February 23, 1995, February 27, 1995 (as
                    amended on Form 8-K/A dated May 25, 1995), March 3, 1995, July 12, 1995 (as amended on Form 8-K/A dated September 8, 1995), October 6, 1995, January 8, 1996, February 16, 1996 and March 11, 1996.


               Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to
          Section 13 of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document referred to above which has been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Shareholder Services, Minnesota Power, 30 West Superior Street, Duluth, Minnesota 55802, telephone number (218) 723-3974 or (800) 535-
          3056.

                                  PROSPECTUS SUMMARY

               The following is a summary of certain information contained herein and should be read in conjunction with such information contained elsewhere in this Prospectus and is subject to and qualified by reference to such information. Capitalized terms used herein have the respective meanings ascribed to them elsewhere in this Prospectus.

               THE COMPANY

               The Company was incorporated under the laws of the State of Minnesota in 1906 and is a diversified electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the state of Minnesota. The principal executive offices of the Company are located at 30 West Superior Street, Duluth, Minnesota 55802; and the telephone number is (218) 722-2641.

               MP&L CAPITAL

               MP&L Capital is a  Delaware statutory business trust created for the exclusive purposes of (i) issuing the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of MP&L Capital, (ii) holding as trust assets the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Upon issuance of the Preferred Securities, the Holders thereof will own all of the issued and outstanding Preferred Securities. The Company has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of MP&L Capital and will own all of the issued and outstanding Common Securities.

               DESCRIPTION OF PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES

               The Preferred Securities are undivided preferred beneficial interests in the assets of MP&L Capital and will have a preference, under certain circumstances, with respect to cash Distributions and amounts payable on liquidation, redemption or otherwise over the trust interests represented by the Common Securities issued by MP&L Capital.

               Holders of the Preferred Securities will be entitled to receive cumulative cash Distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year,
          commencing            ,  1996, at the per annum rate of      % of
          the liquidation preference amount thereof to the persons in whose names the Preferred Securities are registered at the close of business on the relevant record dates. Such Distributions will originally accrue from, and include, the Closing Date and will accrue to, and include, the first distribution payment date, and thereafter will accrue from, and exclude, the last distribution payment date through which Distributions have been paid. In the event that any date on which a distribution is payable on the Preferred Securities is not a Business Day (as defined herein), then such distribution will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


               MP&L Capital will hold Junior Subordinated Debentures in an aggregate principal amount equal to the liquidation preference amount of the Trust Securities. The Junior Subordinated
          Debentures  are  unsecured  subordinated debt  securities  issued
          under  an Indenture dated as of               , 1996, between the
          Company and The Bank of New York, as Trustee (the "Indenture"). MP&L Capital will use interest payments on the Junior Subordinated Debentures to make Distributions on the Preferred Securities. The Junior Subordinated Debentures will be subordinate to all Senior Indebtedness of the Company but are senior to all capital stock of the Company.


               The Company has the right to defer payments of interest on the Junior Subordinated Debentures during Extension Periods of up to 20 consecutive quarters, provided that no single distribution payment period, as extended, may exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Junior Subordinated Debentures. Distributions on the Preferred Securities will accrue with interest, compounded quarterly, but will not be payable, during an Extension Period. The Company may prepay at any time all or any portion of the interest accrued during an Extension Period. Based upon the Company's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, the Company believes that an extension of a distribution payment period on the Preferred Securities is unlikely and has no current intention to cause such an extension of a distribution payment period. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect another Extension Period. The Company will give MP&L Capital and the Debenture Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization of such record date and will cause MP&L Capital to send notice of such election to the Holders of Preferred Securities.

               If and to the extent the Company makes interest payments on the Junior Subordinated Debentures deposited in MP&L Capital as trust assets, the Property Trustee is obligated to make Distributions promptly on the Preferred Securities. The payment of Distributions on the Preferred Securities and payments on liquidation of MP&L Capital and the redemption of Preferred Securities are guaranteed by the Company if and to the extent that MP&L Capital has funds available therefor.

               The Junior Subordinated Debentures  are redeemable, in whole
          or in part, on or after                ,  or at any time upon the
          occurrence of a Special Event and in certain other circumstances, at the option of the Company. Upon redemption of the Junior Subordinated Debentures, the Preferred Securities and the Common Securities will be redeemed on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed.


               Upon the occurrence and during the continuation of a Special Event, the Company may elect (i) to redeem the Junior Subordinated Debentures at any time, in whole but not in part, in which event all of the Trust Securities will be redeemed or (ii) to cause the termination of MP&L Capital, in which event, after the satisfaction of creditors of MP&L Capital, if any, the Junior Subordinated Debentures will be distributed to the Holders of the Preferred Securities and the Common Securities on a pro rata basis. If at any time MP&L Capital is not or will not be taxed as a grantor trust but a Tax Event in respect of the Preferred Securities has not occurred, the Company has the right to
          terminate   MP&L  Capital  and   cause  the  Junior  Subordinated
          Debentures to be distributed to the Holders of the Preferred Securities in liquidation of MP&L Capital. If the Junior Subordinated Debentures are distributed to the Holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred
          Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."


               The Company will guarantee payment, where applicable, of accrued and unpaid Distributions, the Redemption Price and amounts due upon liquidation, to the extent MP&L Capital has funds available therefor.

               The Trust Agreement (as defined herein) provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of MP&L Capital, including any taxes and all costs and expenses with respect thereto, to which MP&L Capital may become subject, except for United States withholding taxes.

               No sinking fund will be established for the benefit of the Preferred Securities.

                                     RISK FACTORS

               Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere herein and should particularly consider the following risk factors with respect to the Preferred Securities:

          Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures


               The Company's obligations under the Guarantee issued by the Company for the benefit of the Holders of the Preferred Securities are unsecured and rank subordinate and junior in right of payment to Senior Indebtedness of the Company, except any liabilities that may be made pari passu expressly by their terms. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness of the Company. As of December 31, 1995, Senior Indebtedness of the Company aggregated approximately $790 million. There are no terms of the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that would rank senior to the Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination."


               The ability of MP&L Capital to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

          Option to Extend Interest Payment Period; Tax Consequences


               The Company has the right under the Indenture to extend the interest payment period at any time and from time to time on the Junior Subordinated Debentures, for a period not exceeding 20 consecutive quarters. As a consequence of any such extension, quarterly Distributions on the Preferred Securities would be deferred by MP&L Capital during such Extension Period, but would continue to accumulate additional Distributions thereon at the rate of % per annum. In the event that the Company exercises this right, during any Extension Period the Company may not (i) declare or pay dividends or distributions (other than dividends or distributions in Common Stock of the Company) on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of its capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any indebtedness that is pari passu with the Junior Subordinated Debentures (including other Debt Securities, as defined herein) or make any guarantee payment with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and that such extended interest payment period may not extend beyond the maturity date of the Junior Subordinated Debentures. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."



               Because the Company has the right to extend the interest payment period on the Junior Subordinated Debentures, the Junior Subordinated Debentures will be treated as having been issued with original issue discount ("OID") for United States federal income tax purposes. As a result, Holders of Preferred Securities will be required to include in their gross income Distributions as they accrue, rather than when they are paid, regardless of the Holder's regular method of accounting. OID on the Preferred Securities will be treated as interest and will generally be equal to the Distributions on the Preferred Securities each year. Should an Extension Period occur, a Holder of Preferred Securities will continue to accrue interest (in the form of OID) in income in respect of its pro rata share of the Junior Subordinated Debentures held by MP&L Capital for United States federal income tax purposes. As a result, a Holder of Preferred Securities will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from MP&L Capital if the Holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain United States Federal Income Tax Considerations -- Potential Extension of Interest Payment Period and Original Issue Discount."


               The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A Holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a Holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent a preferred undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights.

          Special Event Redemption or Distribution; Potential Adverse Effect on Market Price


               Upon the occurrence and continuation of a Special Event, the Company has the right to (i) redeem the Junior Subordinated Debentures, in whole but not in part, and therefore cause a mandatory redemption of all the Preferred Securities at the Redemption Price within 90 days following the occurrence of such Special Event or (ii) cause the termination of MP&L Capital and, in connection therewith, after satisfaction of creditors of MP&L Capital, if any, cause the Junior Subordinated Debentures to be distributed to the Holders of Trust Securities at the Redemption Price within 90 days following the occurrence of such Special Event. If at any time MP&L Capital is not or will not be taxed as a grantor trust but a Tax Event (as defined herein) in respect of the Preferred Securities has not occurred, the Company has the right to terminate MP&L Capital and cause the Junior Subordinated Debentures to be distributed to the Holders of the Preferred Securities in liquidation of MP&L Capital. There can be no assurance as to the market prices for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a termination and liquidation of MP&L Capital were to occur. Accordingly, such Junior Subordinated Debentures could, if distributed, trade at a discount to the price of the Preferred Securities exchanged. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Certain United States Federal Income Tax Consequences."



               On December 7, 1995, the U.S. Treasury Department proposed certain tax law changes that, among other things, would generally deny interest deductions to corporate issuers of debt if the debt instrument has a term exceeding 20 years and is not reflected as indebtedness on the issuer's balance sheet. As described in the Treasury Department's proposal, the proposed changes would not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures because the term of the Junior Subordinated Debentures is _____ years. However, there can be no assurance that subsequent proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures, which in turn could give rise to a Tax Event, as described more fully under "Description of the Preferred Securities -- Special Event Redemption or Distribution." Accordingly, there can be no assurance that a Special Event will not occur.



               There can be no assurance as to the market prices for Preferred Securities or Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of MP&L Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a Holder of Preferred Securities may receive on termination and liquidation of the MP&L Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because Holders of Preferred Securities may receive Junior Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Preferred Securities -
          - Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General" in the accompanying Prospectus.


          Limited Voting Rights


               Holders of Preferred Securities will generally have limited voting rights relating only to the modification of the Preferred Securities and the dissolution, winding-up or termination of MP&L Capital. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, which voting rights are vested exclusively in the Holder of the Common Securities except upon the occurrence of certain events described herein. The Administrative Trustees and the Company may amend the Trust Agreement to ensure that MP&L Capital will be classified for United States federal income tax purposes as a grantor trust without the consent of Holders, even if such action adversely affects the interests of Holders. See "Description of the Preferred Securities -- Voting Rights", "-- Amendments" and "-- Co-Trustees and Separate Property Trustees."


          Rights Under the Guarantee; Limitation as to Funds Available to MP&L Capital


               The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will act as indenture trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act (the "Guarantee Trustee") and will hold the
          Guarantee for the benefit of the Holders of the Preferred Securities. The Bank of New York will also act as trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement.



               The  Guarantee guarantees  to the  Holders of  the Preferred
          Securities  to the extent not  paid by MP&L  Capital, the payment
          (but not the collection) of (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent MP&L Capital has funds available therefor, (ii) the Redemption Price with respect to Preferred Securities called for redemption by MP&L Capital, to the extent MP&L Capital has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of MP&L Capital (unless the Junior Subordinated Debentures are distributed to Holders of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment and (b) the amount of assets of MP&L Capital remaining available for distribution to Holders of the Preferred Securities in liquidation of MP&L Capital. The Holders of not less than a majority in aggregate liquidation preference amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any Holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against MP&L Capital, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligations under the Junior Subordinated Debentures, MP&L Capital would lack available funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event Holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement, any Holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement, to the fullest extent permitted by law, without first instituting any legal proceeding against the Property Trustee or any other person or entity. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination" herein. The Trust Agreement pursuant to which MP&L Capital has been formed provides that each Holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.



               The Preferred Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures at maturity or upon their earlier redemption. See "Description of the Preferred Securities -- Redemption Procedures." The Company will
          have the option at any  time on or after                 upon not
          less than 45 days' notice, to redeem the Junior Subordinated Debentures, in whole or in part.


          Trading Characteristics of Preferred Securities


               The   Preferred  Securities   constitute  a  new   issue  of
          securities with no established trading market. While the Company will apply to list the Preferred Securities on the NYSE, a minimum of 400 beneficial holders and 1,000,000 outstanding securities is required for listing a new class of securities on the NYSE. Accordingly, no assurance can be given as to the liquidity of, or the development and maintenance of trading markets for, the Preferred Securities. If approved for listing, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Holder that disposes of Preferred Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to such Holder's adjusted tax basis in such Holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than such Holder's adjusted tax basis (which will include, in the form of OID, all accrued and unpaid interest), such Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Potential Extension of Interest Payment Period and Original Issue Discount" and "-- Sale, Exchange and Redemption of the Preferred Securities."


                                     THE COMPANY

               The Company is an operating public utility incorporated under the laws of the State of Minnesota since 1906. Its principal executive office is at 30 West Superior Street, Duluth, Minnesota 55802, and its telephone number is (218) 722-2641. The Company has operations in four business segments: (1) electric operations, which include electric and gas services, and coal mining; (2) water operations, which include water and wastewater services; (3) automobile auctions, which also include a finance company and an auto transport company; and (4) investments, which include real estate operations, a 22.1 percent equity investment in a financial guaranty reinsurance company, and a securities portfolio. As of December 31, 1995, the Company and its subsidiaries had approximately 5,600 employees.


          Summary of Earnings Per Share
                                                  Year Ended December 31,
                                                  ------------------------
                                                  1993      1994      1995
                                                  ----      ----      ----

          Consolidated Earnings Per Share
            Continuing Operations               $ 2.27    $ 1.99    $ 2.06
            Discontinued Operations (*)           (.07)      .07       .10
                                                ------    ------    ------
              Total                             $ 2.20    $ 2.06    $ 2.16
                                                ======    ======    ======

          Percentage of Earnings by Business Segment
            Continuing Operations
              Electric Operations                  63%       63%       61%
              Water Operations                      4        23        (2)
              Automobile Auctions                   -         -         0
              Investments                          36        11        36
            Discontinued Operations(*)             (3)        3         5
                                                  ----      ----      ----
                                                  100%      100%      100%
                                                  ====      ====      ====

          _______________

          (*) On June 30,1995, the Company sold its interest in its paper and pulp business to Consolidated Papers, Inc. ("CPI") for $118 million in cash, plus CPI's assumption of certain debt
               and lease obligations.   The  Company  is  still  committed
               to a maximum guarantee of $90 million to ensure a portion of a $33.4 million annual lease obligation for paper mill equipment under an operating lease extending to 2012. CPI has agreed to indemnify the Company for any payments the Company may make as a result of the Company's obligation relating to this operating lease.

          Electric Operations


               Electric operations generate, transmit, distribute and sell electricity. The Company provides electricity to 122,000 customers in northern Minnesota, while the Company's wholly owned subsidiary, Superior Water, Light and Power Company, sells electricity to 14,000 customers and natural gas to 11,000 customers, and provides water to 10,000 customers in northwestern Wisconsin. Another wholly owned subsidiary, BNI Coal, Ltd. ("BNI Coal") owns and operates a lignite mine in North Dakota. Two electric generating cooperatives, Minnkota Power Cooperative, Inc. and Square Butte Electric Cooperative ("Square Butte"), presently consume virtually all of BNI Coal's production of lignite coal under coal supply agreements extending to 2027. Under an agreement with Square Butte, the Company purchases 71 percent of the output from the Square Butte unit which is capable of generating up to 470 megawatts.


               In 1995 large industrial customers contributed about half  of the
          Company's electric operating revenue. The Company has large power contracts to sell power to eleven industrial customers (five taconite producers, five paper companies and a pipeline company) each requiring 10 megawatts or more of power. These contracts, which have termination dates ranging from April 1997 to December 2005, require the payment of minimum monthly demand charges that cover most of the fixed costs, including a return on common equity, associated with having the capacity available to serve these customers.

          Water Operations


               Water operations include Southern States Utilities, Inc. ("SSU") and Heater Utilities, Inc. ("Heater"), both wholly owned subsidiaries of the Company. SSU is the largest private water supplier in Florida. At December 31, 1995, SSU provided water to 117,000 customers and wastewater treatment services to 53,000 customers in Florida. At December 31, 1995, Heater provided water to 26,000 customers and wastewater treatment services to 3,000 customers in North Carolina and South Carolina. These water operations have been upgrading existing facilities and building new facilities.



               Responding to a Florida Supreme Court decision addressing the issue of retroactive ratemaking with respect to another company, on March 5, 1996, the Florida Public Service Commission ("FPSC") voted to reconsider an October 1995 order (the "Refund Order") which would have required SSU to refund about $10 million, including interest, to customers who paid more since October 1993 under uniform rates than they would have paid under stand alone rates. Under the Refund Order, the collection of the $10 million from customers who paid less under uniform rates would not be permitted. The Refund Order was in response to the Florida First District Court of Appeals reversal in April 1995 of the 1993 FPSC order which approved uniform rates for most of SSU's service areas in Florida. With "uniform rates," all customers in the uniform rate areas pay the same rates for water and wastewater services. Uniform rates are an alternative to "stand-alone" rates which are calculated based on the cost of serving each service area. The FPSC will reconsider the Refund Order at an undetermined date. SSU continues to believe that it would be improper for the FPSC to order a refund to one group of customers without permitting recovery of a similar amount from the remaining customers since the First District Court of Appeals affirmed SSU's total revenue requirement for operations in Florida. No provision for refund has been recorded.


               In June 1995 SSU filed a request with the FPSC for an $18.6 million annual increase in water and wastewater treatment rates. On November 1, 1995, the FPSC denied the Company's original $12 million interim rate request for two reasons: (1) it was based on uniform rates which were deemed improper by a court order subsequent to the Company's original filing, and (2) the FPSC had not yet formulated a policy on allowable investments and expenses to be included in a forward-looking interim test year. The Company submitted additional information to support interim rate approval of $12 million based on a forward-looking test year and $8.4 million based on a historical test year. On January 4, 1996, the FPSC permitted the Company to implement an interim rate increase (based on a historical test year) of $7.9 million, on an annualized basis, over revenue previously collected under a uniform rate structure. Interim rates went into effect on January 23, 1996. Final rates are anticipated to become effective in the fourth quarter of 1996.

          Automobile Auctions


               The  Company  has  an  83  percent  ownership  interest  in ADESA
          Corporation ("ADESA"), the third largest automobile auction business in the United States. ADESA, headquartered in Indianapolis, Indiana, owns and operates 19 automobile auctions in the United States and Canada through which used cars and other vehicles are sold to franchised automobile dealers and licensed used car dealers. Two wholly owned subsidiaries of ADESA, Automotive Finance Company and ADESA Auto Transport, perform related services. Sellers at ADESA's auctions include domestic and foreign auto manufacturers, car dealers, fleet/lease companies, banks and finance companies.


               The Company acquired 80 percent of ADESA on July 1, 1995, for $167 million in cash. Proceeds from the sale of the paper and pulp business combined with proceeds from the sale of securities investments were used to fund this acquisition. Acquired goodwill and other intangible assets associated with this acquisition are being amortized on a straight line basis over periods not exceeding 40 years. In January 1996 the Company provided an additional $15 million of capital in exchange for 1,982,346 original issue common stock shares of ADESA. This capital contribution increased the Company's ownership interest in ADESA to 83 percent. Put and call agreements with ADESA's four top managers provide ADESA management the right to sell to the Company, and the Company the right to purchase, ADESA management's 17 percent retained ownership interest in ADESA, in increments during the years 1997, 1998 and 1999, at a price based on ADESA's financial performance.

          Investments

               The Company owns 80 percent of Lehigh Acquisition Corporation, a real estate company which owns various real estate properties and operations in Florida.


               The Company has a 22.1 percent equity investment in Capital Re Corporation ("Capital Re"). Capital Re is a Delaware holding company engaged primarily in financial and mortgage guaranty reinsurance through its wholly owned subsidiaries, Capital Reinsurance Company and Capital Mortgage Reinsurance Company. Capital Reinsurance Company is a reinsurer of financial guarantees of municipal and non-municipal debt obligations. Capital Mortgage Reinsurance Company is a reinsurer of residential mortgage guaranty insurance. The Company's equity investment in Capital Re at December 31, 1995, was $93 million.


               As  of December  31,  1995, the  Company  had approximately  $106 million invested in a securities portfolio. The majority of the securities are investment grade stocks of other utility companies and are considered by the Company to be conservative investments. Additionally, the Company sells common stock securities short and enters into short sales of treasury futures contracts as part of an overall investment portfolio hedge strategy.

                                       MP&L CAPITAL


               MP&L Capital is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor for MP&L Capital, the Property Trustee, the Delaware Trustee (each as defined herein) and an Administrative Trustee, an employee of the Company (together with such other Administrative Trussees from time to time appointed by the Company, the "Administrative Trustees") of such trust (the "Original Trust Agreement") and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 15, 1996. Such trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. MP&L Capital exists for the exclusive purposes of (i) issuing Trust Securities representing undivided beneficial interests in the assets of MP&L Capital, (ii) holding the Junior Subordinated Debentures as trust assets and (iii) engaging in only  those  other activities  necessary  or  incidental thereto.
          All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a default under the Indenture, the rights of the Holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the Holders of the Preferred Securities. The Company will acquire Common Securities having an aggregate liquidation preference amount equal to 3% of the total
          capital of MP&L Capital.   MP&L Capital has a term of approximately
          years, but may terminate earlier as provided in the Trust Agreement. MP&L Capital's business and affairs will be conducted by the Administrative Trustees. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of MP&L Capital is c/o Minnesota Power & Light Company, 30 West Superior Street, Duluth, Minnesota 55802.

                              MINNESOTA POWER & LIGHT COMPANY
                               SUMMARY FINANCIAL INFORMATION

                                                   Historical
                                             ------------------------
                                              Year Ended December 31,
                                             1993      1994      1995
                                             ----      ----      ----
                                               (In thousands except
                                                 per share amounts)

          INCOME STATEMENT DATA:
            Operating revenue and income     $582,495  $582,167  $672,917
            Income
              Continuing operations          $ 64,374  $ 59,465  $ 61,857
              Discontinued operations          (1,753)    1,868     2,848
                                             --------  --------  --------
                Net Income                   $ 62,621  $ 61,333  $ 64,705

            Earnings per share
             of common stock
              Continuing operations          $ 2.27    $ 1.99    $ 2.06
              Discontinued operations          (.07)   $  .07    $  .10
                                             ------    ------    ------
                Total                        $ 2.20    $ 2.06    $ 2.16


                                                  Pro Forma(1)
                                             -----------------------
                                             Year Ended December 31,
                                               1994           1995
                                               ----           ----
                                              (In thousands except
                                                per share amounts)

          INCOME STATEMENT DATA:
            Operating revenue and income     $674,696       $729,674
            Income
              Continuing operations          $ 61,771       $ 61,422
              Discontinued operations        $  1,868       $  2,848
                                             --------       --------
                Net Income                   $ 63,639       $ 64,270
            Earnings per share
             of common stock
              Continuing operations          $ 2.07         $ 2.04
              Discontinued operations        $  .07         $  .10
                                             ------         ------
                Total                        $ 2.14         $ 2.14


                                                  December 31, 1995   Percent
                                                  -----------------   -------
                                                    (In thousands)
          BALANCE SHEET DATA:
            Common stock equity                   $  584,072           46%
            Preferred stock not subject
               to mandatory redemption                28,547            2
            Preferred stock subject
               to mandatory redemption                20,000            2
            Long-term debt
               (excluding current maturities)     $  639,548           50
                                                  ----------          ----
              Total capitalization                $1,272,167          100%


                      Ratios of Earnings to Fixed Charges (2)
                                        Year Ended December 31,
                              --------------------------------------------
                              1991      1992      1993      1994      1995
                              ----      ----      ----      ----      ----
          Ratios of
           Earnings
           to Fixed Charges   2.55      2.60      2.52      2.17      1.90

              Supplemental Ratios of Earnings to Fixed Charges (2)(3)
                                        Year Ended December 31,
                              --------------------------------------------
                              1991      1992      1993      1994      1995
                              ----      ----      ----      ----      ----
          Supplemental
           Ratios of
           Earnings
           to Fixed Charges   2.20      2.25      2.19      1.95      1.73


          Ratios of Earnings to Fixed Charges and Preferred Dividends (2)
                                        Year Ended December 31,
                              --------------------------------------------
                              1991      1992      1993      1994      1995
                              ----      ----      ----      ----      ----
          Ratios of
           Earnings
           to Fixed Charges
           and Preferred
           Dividends          2.32      2.38      2.32      2.03      1.76


               Supplemental Ratios of Earnings to Fixed Charges and
                             Preferred Dividends (2)(3)
                                        Year Ended December 31,
                              --------------------------------------------
                              1991      1992      1993      1994      1995
                              ----      ----      ----      ----      ----
          Supplemental
           Ratios of
           Earnings
           to Fixed Charges
           and Preferred
           Dividends          2.04      2.10      2.05      1.84      1.63

          ---------------
          (1) Presents unaudited pro forma consolidated results as if ADESA was acquired on January 1, 1994. See Note 3 to the Company's Consolidated Financial Statements in the Company's Form 8-K dated February 16, 1996, incorporated herein by reference.

          (2)  Ratios  for   prior  periods   have  been  restated   to  reflect
               discontinued operations.


          (3) The supplemental ratio of earnings to fixed charges includes the Company's obligation under a contract with Square Butte which extends through 2007, pursuant to which the Company is purchasing 71 percent of the output of a generating unit capable of
               generating up to 470 megawatts.   The Company  is obligated to
               pay Square Butte all of Square Butte's leasing, operating and debt service costs (less any amounts collected from the sale of power or energy to others) that shall not have been paid by Square Butte when due. See Note 12 to the Company's Consolidated Financial Statements in the Company's Form 8-K dated February 16, 1996, incorporated herein by reference.

                                      USE OF PROCEEDS

               The proceeds to be received by MP&L Capital from the sale of the Preferred Securities will be used to purchase Junior Subordinated Debentures of the Company. The proceeds of such purchase will be applied by the Company for general corporate purposes, which may include the acquisition of outstanding securities of the Company.

                          DESCRIPTION OF THE PREFERRED SECURITIES

               MP&L Capital was authorized and created by the Original Trust Agreement. The Preferred Securities and the Common Securities will be created pursuant to the terms of the Trust Agreement. The Preferred Securities will represent undivided beneficial interests in the assets of MP&L Capital and entitle the Holders thereof to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Trust Agreement. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference. The Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

               General

               All of  the Common  Securities are  owned  by the  Company.   The
          Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities based on the liquidation preference amount of the Trust Securities, except as described under "Subordination of Common Securities." (Section 4.03). The Junior Subordinated Debentures will be owned by MP&L Capital and held by the Property Trustee in trust for the benefit of the Holders of the Trust Securities. (Section 2.09). The Guarantee is a full and unconditional guarantee with respect to the Preferred Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Preferred Securities when MP&L Capital does not have funds available to make such payments.

               Distributions

               The  Distributions payable  on the  Preferred Securities  will be
          fixed  at a  rate  per annum  of        %  of  the stated  liquidation
          preference amount thereof. The term "Distributions" as used herein includes interest payable on overdue Distributions, unless otherwise stated. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. (Section 4.01(b)). Distributions that are in arrears will bear interest on the amount thereof at the per annum rate
          of         % (to the  extent permitted  by applicable  law, compounded quarterly).

               Distributions on the Preferred Securities will be cumulative, will accrue from the date of initial issuance thereof, and will be payable quarterly in arrears, on March 31, June 30, September 30 and
          December 31 of  each year, commencing                , 1996, except as
          otherwise described below. Such Distributions will originally accrue from, and include, the date of initial issuance and will accrue to, and include, the first distribution payment date, and thereafter will accrue from, and exclude, the last distribution payment date through which Distributions have been paid. In the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are otherwise payable in accordance with the foregoing, a distribution payment date). (Section 4.01(a)). A Business Day is used herein to mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.


               The Company has the  right under the Indenture pursuant  to which it will issue the Junior Subordinated Debentures to extend the interest payment period at any time or from time to time on the Junior Subordinated Debentures to a period not exceeding 20 consecutive quarters, with the consequence that quarterly Distributions on the Preferred Securities would be deferred (but would continue to accrue with interest payable on unpaid Distributions at the rate per annum set forth above, compounded quarterly) by MP&L Capital during any such Extension Period. In the event that the Company exercises this right, during such period the Company may not (i) declare or pay dividends or distributions (other than dividends or distributions in Common Stock of the Company) on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of its capital stock, or (ii) make any payment of principal of, interest or premium, if any, on, or repay, repurchase or redeem any indebtedness that is pari passu with the Junior Subordinated Debentures (including other Debt Securities) or make any guarantee payment with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Junior Subordinated Debentures. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to Distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new extended interest payment period, subject to the foregoing requirements. See "Description of the Junior Subordinated Debentures -
          - Interest" and "-- Option to Extend Interest Payment Period."



               It is anticipated that the income of MP&L Capital available for distribution to the Holders of the Preferred Securities will be limited to payments on the Junior Subordinated Debentures to be purchased by MP&L Capital with the proceeds of the sale of the Preferred Securities. See "Description of the Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities and the Common Securities. The payment of Distributions (if and to the extent MP&L Capital has sufficient funds available for the payment of such Distributions) is guaranteed by the Company as set forth herein under "Descriptions of the Guarantee."



               Distributions on the Preferred Securities will be payable to the Holders thereof as they appear on the register of MP&L Capital on the relevant record dates, which as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the Trust Agreement, each such payment will be made as described under "-- Book-Entry Only Issuance - The Depository Trust Company." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the relevant Distribution Date or if such date is not a Business Day, the next succeeding Business Day. (Section 4.01(d)).


               Redemption


               The Junior Subordinated Debentures will mature on
          , and  the Company  has the  right to  redeem the  Junior Subordinated
          Debentures (a) in whole or in part, on or after               , or (b)
          at any time, in whole but not in part, upon the occurrence of a Tax Event or an Investment Company Event (each, as defined below, a "Special Event"), subject to the conditions described under "Description of the Junior Subordinated Debentures -- Optional Redemption."


               Mandatory Redemption


               Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of Trust Securities, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. See "Description of the Junior Subordinated Debentures -- Optional Redemption."


               Special Event Redemption or Distribution


               If a Special Event shall occur and be continuing with respect to the Preferred Securities, the Company has the right to (i) redeem the Junior Subordinated Debentures in whole, but not in part, and therefore cause a mandatory redemption of all the Preferred Securities at the Redemption Price within 90 days following the occurrence of such Special Event, or (ii) cause the termination of MP&L Capital and in connection therewith, after satisfaction of MP&L creditors, if any, cause the Junior Subordinated Debentures to be distributed to the Holders of the Trust Securities at the Redemption Price within 90 days following the occurrence of such Special Event. If at any time MP&L Capital is not or will not be taxed as a grantor trust but a Tax Event has not occurred, the Company has the right to terminate MP&L Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of MP&L Capital. See "Certain United States Federal Income Tax Consequences -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of MP&L Capital." If the Company does not elect either option (i) or (ii) above, the Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Interest (as defined below) will be payable on the Junior Subordinated Debentures.


               "Like Amount" means (i) with respect to a redemption of Trust Securities, Preferred Securities and Common Securities, each in amounts having a liquidation value equal to the proportion all such securities have to the liquidation value of all the Trust Securities, together having an aggregate liquidation value equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which are to be used to pay the Redemption Price of such Trust Securities and
          (ii) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a liquidation of MP&L Capital upon the occurrence of a Special Event or the bankruptcy, termination or liquidation of the Company or an order for judicial termination of MP&L Capital having been entered by a court of competent jurisdiction, Junior Subordinated Debentures having a principal amount equal to the liquidation value of the Trust Securities of the Holders to which such Junior Subordinated Debentures are distributed.

               "Tax Event" means the receipt by MP&L Capital of an opinion of counsel (which may be counsel to the Company or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) MP&L Capital is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures, is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States federal income tax purposes, or (iii) MP&L Capital is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.


               "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority ("Change in 1940 Act Law") to the effect that MP&L Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.



               On December 7, 1995, the U.S. Treasury Department proposed certain tax law changes that, among other things, would generally deny interest deductions to corporate issuers of debt if the debt instrument has a term exceeding 20 years and is not reflected as indebtedness on the issuer's balance sheet. As described in the Treasury Department's proposal, the proposed changes would not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures, because the term of the Junior Subordinated Debentures is _____ years. However, there can be no assurance that subsequent proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures, which in turn could give rise to a Tax Event. Accordingly, there can be no assurance that a Special Event will not occur.


               On the date fixed for any distribution of Junior Subordinated Debentures, upon termination of MP&L Capital (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) certificates representing Preferred Securities will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the stated liquidation preference amount of, and bearing accrued and unpaid interest equal to accrued and unpaid Distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

               There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a termination and liquidation of MP&L Capital were to occur. Accordingly, the Junior Subordinated Debentures which an investor may subsequently receive on termination and liquidation of MP&L Capital, may trade at a discount to the price of the Preferred Securities exchanged. If the Junior Subordinated Debentures are distributed to the Holders of Preferred Securities upon the dissolution of MP&L Capital, the Company will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

               Redemption Procedures


               The Company may not redeem fewer than all the Junior Subordinated Debentures and MP&L Capital may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid Distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption or if a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by any national securities exchange on which the Preferred Securities are then listed.



               Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be deemed payable on each date selected for redemption (the "Redemption Date") only to the extent that MP&L Capital has funds available for the payment of such Redemption Price. (Section 4.02(c)). See also "Subordination of Common Securities."



               If MP&L Capital gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, on or before the Redemption Date, MP&L Capital will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the beneficial holders of such Preferred Securities. If such Preferred Securities are no longer in book-entry form, MP&L Capital, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the Holders of such Preferred Securities on the relevant record dates for the related distribution payment dates. If notice of redemption shall have been given and funds deposited as required, then on the Redemption Date, all rights of Holders of such Preferred Securities so called for redemption will cease, except the right of the Holders of such Preferred Securities to receive the Redemption Price, but without interest thereon, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by MP&L Capital or by the Company pursuant to the Guarantee described herein under "Description of the Guarantee", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.


               Subject to applicable law (including, without limitation, United States federal securities law), the Company may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

               If less than all the Trust Securities are to be redeemed on a Redemption Date, then the aggregate liquidation preference of such securities to be redeemed shall be allocated on a pro rata basis to the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of Preferred Securities in liquidation preference amounts equal to $25 or integral multiples thereof. The Property Trustee shall promptly notify the security registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the liquidation preference amount of Preferred Securities that has been or is to be redeemed. (Section 4.02(f)).

               Subordination of Common Securities

               Payment of Distributions on, and the Redemption Price of, the Trust Securities, shall be made pro rata based on the Liquidation
          Amount of the Trust Securities; provided, however, that if on any distribution payment date or Redemption Date an Event of Default under the Indenture (as described below, see "Events of Default; Notice") under the Trust Agreement shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accrued and unpaid Distributions on all outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full, in cash, of all Distributions on, or Redemption Price of, Preferred Securities then due and payable. (Section 4.03(a)).

               In the case of any default under the Trust Agreement resulting from an Event of Default under the Indenture, the Company as Holder of the Common Securities will be deemed to have waived any such default under the Trust Agreement until the effect of all such Defaults with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such default under such Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holders of the Common Securities, and only Holders of Preferred Securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.03(b)).

               Liquidation Distribution upon Termination

               Pursuant to the Trust Agreement, MP&L Capital shall terminate and shall be  liquidated by the Property Trustee on the first to occur of:
          (i)  December 31,       ,  the expiration of the term of MP&L Capital;
          (ii) the bankruptcy, dissolution or liquidation of the Company; (iii) the redemption of all of the Preferred Securities, (iv) the termination and liquidation of MP&L Capital upon (a) the occurrence of a Special Event or (b) in the event MP&L Capital is not or will not be taxed as a grantor trust under the United States federal income tax law, but a Tax Event has not occurred, and, in either such case, the Company as Depositor has given written direction to the Property Trustee to terminate MP&L Capital within 90 days of such event (which direction is optional and wholly within the discretion of the Company as Depositor) and (v) an order for judicial termination of MP&L Capital having been entered by a court of competent jurisdiction. (Sections 9.01 and 9.02).


               If  an  early termination  occurs  as described  in  clause (ii),
          (iii), (iv) or (v) above, MP&L Capital shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate by adequately providing for the satisfaction of liabilities of creditors, if any, and by distributing to each Holder of Preferred Securities and Common Securities a Like Amount of Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such Holders will be entitled to receive, out of the assets of MP&L Capital available for distribution to Holders after adequate provision, as determined by the Property Trustee, has been made for the satisfaction of liabilities of creditors, if any, an amount equal to, in the case of Holders of Preferred Securities, the aggregate liquidation preference of the Preferred Securities plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because MP&L Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by MP&L Capital on the Preferred Securities shall be paid on a pro rata basis. The Company, as Holder of the Common Securities, will be entitled to receive Distributions upon any such termination pro rata with the Holders of the Preferred Securities, except that if default has occurred and is continuing under the Indenture, the Preferred Securities shall have a preference over the Common Securities. (Sections 9.04(a) and 9.04(d)). If an early termination occurs as described in clause (v) above, the Junior Subordinated Debentures will be subject to optional redemption in whole but not in part.


               Events of Default; Notice

               Any one of the following events constitutes an Event of Default under the Trust Agreement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


                    (i)  the occurrence  of an  Event of  Default as  defined in
               Section 801 of the Indenture (see "Description of the Junior Subordinated Debentures -- Events of Default"); or


                    (ii)  default  by  MP&L  Capital  in  the  payment  of   any
               distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                    (iii) default by MP&L Capital in the payment of any Redemption Price, of any Trust Security when it becomes due and payable; or

                    (iv) default in the performance, or breach,  in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Property Trustee by the Holders of Preferred Securities having at least 10% of the total liquidation preference amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default thereunder; or

                    (v) the occurrence of certain events of bankruptcy or insolvency with respect to MP&L Capital;

               Within five Business Days after the occurrence of any Event of Default, the Property Trustee shall transmit to the Holders of Trust Securities and the Company notice of any such Event of Default actually known to the Property Trustee, unless such Event of Default shall have been cured or waived.

               Merger or Consolidation of the Property Trustee or the Delaware Trustee

               Any entity into which the Property Trustee or the Delaware Trustee may be merged or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, shall be the successor to the Property Trustee or the Delaware Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible. (Section 8.12).

               Book-Entry Only Issuance -- The Depository Trust Company


               The Depository Trust Company (the "DTC") will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. ("DTC's nominee"). One or more fully-registered global Preferred Securities certificates, representing the aggregate number of Preferred Securities, will be issued and will be deposited with DTC.



               DTC is  a limited-purpose trust  company organized under  the New
          York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Direct Participants and Indirect Participants are on file with the Commission.



               Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security (the "Beneficial Owner") is in turn to be recorded on the Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.


               To facilitate subsequent transfers, all the Preferred Securities deposited by Direct Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

               Redemption notices shall be sent to Cede & Co. as the registered Holder of Preferred Securities. If less than all of the Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

               Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to MP&L Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and MP&L Capital believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in MP&L Capital.

               Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Property Trustee, MP&L Capital or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of Distributions to DTC is the responsibility of MP&L Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants.

               Except as provided herein, a Beneficial Owner will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

               DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to MP&L Capital and the Company. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Administrative Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

               The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and MP&L Capital believe to be reliable, but neither the Company nor MP&L Capital takes responsibility for the accuracy thereof.

               Voting Rights


               Holders of Trust Securities shall be entitled to one vote for each $25 in liquidation preferences represented by their Trust Securities in respect of any matter as to which such Holders of Trust Securities are entitled to vote. Except as described below and under "-- Amendments," and under "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the Holders of the Preferred Securities will have no voting rights. (Section 6.01(a)).



               So long as  any Junior  Subordinated Debentures are  held by  the
          Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default which is waivable under
          Section 813 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of Preferred Securities having of at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each Holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Preferred Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement, a Holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement, to the fullest extent permitted by law, without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall receive an opinion of counsel experienced in such matters to the effect that MP&L Capital will be classified as a "grantor trust" and will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action. (Section 6.01(b)).


               Any required approval of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of Preferred Securities in the manner set forth in the Trust Agreement. (Section 6.02).

               No vote or consent of the Holders of Preferred Securities will be required for MP&L Capital to redeem and cancel Preferred Securities in accordance with the Trust Agreement.

               Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Property Trustee or any affiliate of the Company or the Property Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

               Amendments


               The Trust Agreement may be amended from time to time by MP&L Capital (on approval of a majority of the Administrative Trustees) and the Company, without the consent of any Holders of Trust Securities,
          (i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, provided, however, that any such amendment shall not adversely affect in any material respect the interests of any Holder of Trust Securities or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that MP&L Capital will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Trust Securities are outstanding or to ensure MP&L Capital's exemption from the status of an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"); provided, however, that, except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Holder of Trust Securities and, in the case of clause (i), any amendments of the Trust Agreement shall become effective when notice thereof is given to the Holders of Trust Securities.


               Except as provided below, any provision of the Trust Agreement may be amended by the Trustees and the Company with (i) the consent of Holders of Trust Securities representing not less than a majority in liquidation preference of the Trust Securities then outstanding and
          (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect MP&L Capital's status as a grantor trust for United States federal income tax purposes or affect MP&L Capital's exemption from status of an "investment company" under the 1940 Act.

               Without the consent of each affected Holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution with respect to the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or
          (ii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

               Removal of Property Trustee

               Unless an Event of Default under the Indenture shall have occurred and be continuing, the Property Trustee may be removed at any time by act of the Holder of the Common Securities. If an Event of Default under the Indenture has occurred and is continuing, the Property Trustee may be removed at such time by act of the Holders of Preferred Securities having a majority of the liquidation preference of the Preferred Securities. In no event will the Holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the Holder of the Common Securities. No resignation or removal of the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Property Trustee in accordance with the provisions of the Trust Agreement. (Section 8.10).

               Co-trustees and Separate Property Trustee

               Unless an Event of Default under the Indenture shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Company, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If the Company, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.09).

               Form, Exchange, and Transfer

               Preferred Securities will be issuable only in fully registered form each having a liquidation preference amount of $25 and any integral multiple thereof.

               At the option of the Holder, subject to the terms of the Trust Agreement, Preferred Securities will be exchangeable for other Preferred Securities, of any authorized denomination and of like tenor and aggregate liquidation preference.


               Subject to the terms of the Trust Agreement, Preferred Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Transfer Agent designated for such purpose. The Administrative Trustees may designate the Company as Transfer Agent and as Registrar. No service charge will be made for any registration of transfer or exchange of Preferred Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Transfer Agent being satisfied with the documents of title and identity of the person making the request. The Administrative Trustees may at any time designate additional Transfer Agents or rescind the designation of any Transfer Agent or approve a change in the office through which any Transfer Agent acts.


               MP&L Capital will not be required to (i) issue, register the transfer of, or exchange any Preferred Securities during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any Preferred Securities called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part.

               Registrar and Transfer Agent


               Initially, The Bank of New York will act as Registrar and Transfer Agent for the Preferred Securities.


               Registration of transfers of Preferred Securities will be effected without charge by or on behalf of MP&L Capital, but upon payment (with the giving of such indemnity as MP&L Capital or the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

               MP&L Capital will not be required to register or cause to be registered any transfer of Preferred Securities after they have been called for redemption except the unredeemed portion of any Preferred Securities being redeemed in part.

               Concerning the Property Trustee

               The Company maintains deposit accounts and conducts other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee also acts as the Guarantee Trustee under the Guarantee, the Debenture Trustee under the Indenture and trustee under the Company's Mortgage and Deed of Trust with respect to all of the electric generating plants and other materially important physical properties of the Company and substantially all other properties described in the Mortgage as owned by the Company, subject to certain exceptions.

               Miscellaneous

               Application will be made to list the Preferred Securities on the New York Stock Exchange.

               The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of MP&L Capital and will maintain a payment account with respect to the Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act. See "Events of Default; Notice." The Administrative Trustees will administer the day to day operations of MP&L Capital. See "Voting Rights."

               The  Administrative  Trustees  are  authorized  and  directed  to conduct the affairs of MP&L Capital and to operate MP&L Capital so that MP&L Capital will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees and the Company are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Administrative Trustees and the Company determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the Preferred Securities.

               Holders of the Preferred Securities have no preemptive or similar rights.

                               DESCRIPTION OF THE GUARANTEE

               Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the Holders from time to time of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as Guarantee Trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the Holders of the Preferred Securities.

               General


               The Company will fully and unconditionally agree, to the extent set forth herein, to pay the Guarantee Payments (as defined herein) in full to the Holders of the Preferred Securities (except to the extent paid by or on behalf of MP&L Capital), as and when due, regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of MP&L Capital (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent the Property Trustee has available in the payment account sufficient funds to make such payment, (ii) the Redemption Price with respect to any Preferred
          Securities called for redemption by MP&L Capital, to the extent the Property Trustee has available in the payment account sufficient funds to make such payment and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of MP&L Capital (other than in connection with a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment and (b) the amount of assets of MP&L Capital remaining available for distribution to Holders of Preferred Securities in liquidation of MP&L Capital. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Holders of Preferred Securities or by causing MP&L Capital to pay such amounts to such Holders.



               The Guarantee will be a guarantee with respect to the Preferred Securities issued by MP&L Capital from the time of issuance of the Preferred Securities, but will not apply to (i) any payment of Distributions if and to the extent that MP&L Capital does not have funds available to make such payments, or (ii) collection of payment. If the Company does not make interest payments on the Junior Subordinated Debentures held by MP&L Capital, MP&L Capital will not have funds available to pay Distributions on the Preferred Securities. The Guarantee will rank subordinate and junior in right of payment to all liabilities of the Company (except those made pari passu by their terms). See "Status of the Guarantee." The Company has agreed in the Expense Agreement to provide funds to MP&L Capital as needed to pay obligations of MP&L Capital to parties other than Holders of Trust Securities. The obligations of the Company with respect to the Guarantee, the Expense Agreement and the Debentures constitute a full and unconditional guarantee of the Preferred Securities by the Company. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of MP&L's Capital obligations under the Preferred Securities.


               Amendments and Assignment

               Except with respect to any changes that do not materially adversely affect the rights of Holders of Preferred Securities (in which case no vote will be required), the terms of the Guarantee may be changed only with the prior approval of the Holders of Preferred Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

               Events of Default

               An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder. The Holders of Preferred Securities having a majority of the liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

               If the Guarantee Trustee fails to enforce the Guarantee, any Holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against MP&L Capital, the Guarantee Trustee or any other person or entity.

               The Company, as Guarantor, will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance and an officer's certificate as to the Company's compliance with all conditions under the Guarantee.

               Information Concerning the Guarantee Trustee


               The Guarantee Trustee, prior to the occurrence of a default by the Company in performance of the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any Holder of Preferred
          Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. See "Description of the Preferred Securities -- Concerning the Property Trustee."


               Termination of the Guarantee

               The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities, the distribution of Junior Subordinated Debentures to Holders of Preferred Securities in exchange for all of the Preferred Securities or full payment of the amounts payable upon liquidation of MP&L Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

               Status of the Guarantee

               The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all liabilities of the Company (except liabilities that may be made pari passu by their terms), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The Trust Agreement provides that each Holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

               The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity).

               Governing Law

               The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                     DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


               Set forth below is a description of the specific terms of the Junior Subordinated Debentures which MP&L Capital will hold as trust assets. The following description does not purport to be complete and is qualified in its entirety by reference to the description in the Indenture between the Company and the Trustee with respect to the Junior Subordinated Debentures (the "Debenture Trustee"), which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture unless otherwise noted.



               The Indenture provides for the issuance of debentures (including the Junior Subordinated Debentures), notes or other evidence of indebtedness by the Company (each a "Debt Security") in an unlimited amount from time to time. The Junior Subordinated Debentures constitute a separate series under the Indenture.


               General


               The Junior Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Securities and the consideration paid by the Company for the Common Securities and will have terms similar to the terms of the Preferred Securities. The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company which rank junior to all of the Company's Senior Indebtedness. The Junior Subordinated Debentures will bear interest at the same rate, payable at the same times, as the distributions payable on the Trust Securities, and will have a maturity and redemption provisions correlative to those of the Trust Securities.


               The entire outstanding principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as
          defined herein), if any, on           ,     .  The amounts  payable as
          principal and interest on the Junior Subordinated Debentures will be sufficient to provide for payment of Distributions payable on the Trust Securities.

                    The Articles of Incorporation of the Company limit the amount of unsecured indebtedness with a maturity of more than one year that the Company may create or assume, without the consent of the Holders of a majority of the total number of shares of preferred stock then outstanding, to not more than 25% of the aggregate of the sum of the principal amount of the secured indebtedness of the Company and the capital stock and surplus of the Company as stated on the Company's books of account. At December 31, 1995, the Company could have issued approximately $249 million of unsecured indebtedness (such as the Junior Subordinated Debentures) without violating this provision.

                    Also under the Articles of Incorporation, the creation or assumption of unsecured indebtedness with a maturity of more than one year requires that net earnings available for the payment of interest for 12 consecutive out of the preceding 15 months be at least twice the annual interest requirements on all outstanding indebtedness of the Company, including the indebtedness to be created or assumed. At December 31, 1995, the Company could have issued an additional $141 million of unsecured indebtedness, including the Junior Subordinated Debentures, at an assumed annual interest rate of 7.75%, without violating this provision.

               If Junior Subordinated Debentures are distributed to Holders of Preferred Securities in a termination of MP&L Capital, such Junior Subordinated Debentures will be issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

               Payments  of  principal  and  interest   on  Junior  Subordinated
          Debentures will be payable, the transfer of Junior Subordinated Debenture will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment in full of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Debenture Trustee.

               Optional Redemption

               On or after                 , the Company will have the right, at
          any time and from time to time, to redeem the Junior Subordinated Debentures, in whole or in part, at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, together with any accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date.

               If a Special Event shall occur and be continuing, the Company shall have the right to redeem the Junior Subordinated Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount of Junior Subordinated Debentures then outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date. The Junior Subordinated Debentures will be subject to optional redemption in whole but not in part upon the termination and liquidation of MP&L Capital pursuant to an order for the dissolution, termination or liquidation of MP&L Capital entered by a court of competent jurisdiction.

               For so long as MP&L Capital is the Holder of all the outstanding Junior Subordinated Debentures, the proceeds of any such redemption will be used by MP&L Capital to redeem Preferred Securities and Common Securities in accordance with their terms. The Company may not redeem less than all the Junior Subordinated Debentures unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all outstanding Junior Subordinated Debentures for all quarterly interest periods terminating on or prior to the date of redemption.

               Any  optional redemption of  Junior Subordinated Debentures shall be made upon not less than 30 nor more than 60 days' notice from the Debenture Trustee to the Holders of Junior Subordinated Debentures, as provided in the Indenture. All notices of redemption shall state the Redemption Date, the redemption price plus accrued and unpaid distributions, if less than all the Junior Subordinated Debentures are to be redeemed, the identification of those to be redeemed and the portion of the principal amount of any Junior Subordinated Debentures to be redeemed in part; that on the Redemption Date, subject to the Debenture Trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid distributions will become due and payable upon each such Junior Subordinated Debentures to be redeemed and that interest thereon will cease to accrue on and after said date; and the place or places where such securities are to be surrendered for payment of the redemption price plus accrued and unpaid distributions.

               Interest


               The Junior Subordinated Debentures shall bear interest at the rate of % per annum. Such interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each,
          an  "Interest Payment Date"),  commencing              ,  1996, to the
          person in whose name each Junior Subordinated Debenture is registered, by the close of business on the Business Day 15 days preceding such Interest Payment Date. It is anticipated that MP&L Capital will be the sole Holder of the Junior Subordinated Debentures.


               The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed (Section 310). In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable (Section 113).

               Option to Extend Interest Payment Period

               The Company has the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures to a period not exceeding 20 consecutive quarters during which period interest will be compounded quarterly. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior Subordinated Debentures compounded quarterly, to the extent permitted by applicable law). However, during any such Extension Period, the Company shall not (i) declare or pay any dividend or distribution (other than a dividend or distribution in Common Stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (ii) make any payment of principal of, interest or premium, if any, on, or repay, repurchase or redeem any indebtedness that is pari passu with the Junior Subordinated Debentures (including other Debt Securities), or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters at any one time or extend beyond the maturity date of the Junior Subordinated Debentures. Any extension period with respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to Distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give MP&L Capital and the Debenture Trustee notice of its election of an Extension Period prior to the earlier of
          (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization of the record date and will cause MP&L Capital to send notice of such election to the Holders of Preferred Securities.

               Additional Interest


               So long as any Preferred Securities remain outstanding, if MP&L Capital would be required to pay, with respect to its income derived from the interest payments on the Junior Subordinated Debentures any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as interest on such Junior Subordinated Debentures such additional interest (the "Additional Interest") as may be necessary in order that the net amounts received and retained by MP&L Capital after the payment of such taxes, duties, assessments or governmental charges shall result in the MP&L Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.


               Defeasance

               The principal amount of any series of Debt Securities issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Debenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Junior Subordinated Debentures, Government Obligations (as
          defined herein), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Debenture Trustee, will be sufficient, or (c) a combination of (a) and
          (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are outstanding. For this purpose, Government Obligations, include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.


               It is possible that for United States federal income tax purposes any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the Junior Subordinated Debentures outstanding for an issue of obligations of MP&L Capital or a direct interest in the cash and securities held by MP&L Capital. In that case, Holders of the Junior Subordinated Debentures outstanding would recognize a gain or loss for federal income tax purposes, as if their share of MP&L Capital obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Junior Subordinated Debentures. In addition, such Holders thereafter would be required to include in income a share of the income, gain or loss of MP&L Capital. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of any such deposit.


               Subordination

               The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of the Company to the extent provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), or interest on, the Junior Subordinated Debentures may be made (i) upon the occurrence of certain events of bankruptcy, insolvency or reorganization, (ii) if any Senior Indebtedness is not paid when due, (iii) if any other default has occurred pursuant to which the Holders of Senior Indebtedness have accelerated the maturity thereof and with respect to
          (ii) and (iii), such default has not been cured or waived, or (iv) if the maturity of any series of Debt Securities has been accelerated, because of an event of default with respect thereto, which remains uncured. Upon any payment or distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Junior Subordinated Debentures are entitled to receive or retain any payment thereon. (Section 1502). Subject to the prior payment of all Senior Indebtedness, the rights of the Holders of the Junior Subordinated Debentures will be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Section 1504).

               The  term Senior Indebtedness is defined in the Indenture to mean all obligations (other than non-recourse obligations and the indebtedness issued under the Indenture) of, or guaranteed or assumed by, the Company for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Debt Securities), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Company and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of this Indenture or subsequently incurred by the Company unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures; provided that the Company's obligations under the Guarantee shall not be deemed to be Senior Indebtedness. (Section 101).

               The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of December 31, 1995, the Company had approximately $790 million principal amount of indebtedness for borrowed money constituting Senior Indebtedness.

               Consolidation, Merger, and Sale of Assets

               Under the terms of the Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless (i) the corporation formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be a entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company shall have delivered to the Debenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture. (Section 1101).

               Events of Default

               Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable, provided that deferral of payment during an Extension Period will not constitute an Event of Default; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 60 days after written notice to the Company by the Debenture Trustee, or to the Company and the Debenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series outstanding under the
          Indenture as provided in the Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable Federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors. (Section 801).

               An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the Indenture.

               If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series occurs and is continuing, then either the Trustee or the Holders of 33% in principal amount of the outstanding Debt Securities of such series may declare the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately (subject to the subordination provisions of the Indenture). If an Event of Default due to the default in the performance of any other covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the Trustee or the Holders of not less than 33% in principal amount of all outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series may make such declaration of acceleration (subject to the subordination provisions of the Indenture).

               At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

               (a) the Company has paid or deposited with the Debenture Trustee a sum sufficient to pay

                    (1) all overdue interest on all Debt Securities of such series;

                    (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

                    (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

                    (4) all amounts due to the Debenture Trustee under the Indenture; and

               (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 802).

               Subject to the provisions of the Indenture relating to the duties of the Debenture Trustee in case an Event of Default shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Junior Subordinated Debentures, unless such Holders shall have offered to the Debenture Trustee reasonable indemnity. (Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of the Debenture Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Indenture. (Section 812).

               No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Debenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to the Debenture Trustee, and such Holder or Holders have offered reasonable indemnity to the Debenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) the Debenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 808).

               The Company will be required to furnish to the Debenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture. (Section 606).

               Modification and Waiver

               Without the consent of any Holder of Debt Securities, the Company and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Indenture and in the Debt Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of outstanding Debt Securities or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional Events of Default with respect to outstanding Debt Securities; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only (1) when the consent of the Holders of Debt Securities of such series has been obtained in accordance with the Indenture, or (2) when no Debt Securities of such series remain outstanding under the Indenture; or (e) to provide collateral security for all but not part of the Debt Securities; (f) to establish the form or terms of Debt Securities of any other series as permitted by the Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Debenture Trustee under the Indenture with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series of Debt Securities shall be payable, (2) all or any series of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and the Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect. (Section 1201).

               The Holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 607). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each outstanding Debt Security of such series affected. (Section 813).

               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Debenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 1201).

               Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Holders of such Debt Securities under the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the Redemption Date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the outstanding Debt Security of any series, (or, if applicable, in liquidation preference of Preferred Securities) the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debt Security of such series, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Security of any series, without the consent of the Holder of each outstanding Junior Subordinated Debenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debt Securities of any other series. (Section 1202).

               The Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the Holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities outstanding under the Indenture, determined without regard to this provision) shall be disregarded and deemed not to be outstanding.

               If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Debenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security. (Section
          104).

               Resignation of Debenture Trustee

               The Debenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Debenture Trustee and the Company. No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Debenture Trustee appointed by Act of the Holders, if the Company has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Section 910).

               Notices

               Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the security register therefor.

               Title

               The Company, the Debenture Trustee, and any agent of the Company or the Debenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

               Governing Law

               The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

               Concerning the Debenture Trustee


               The Debenture Trustee under the Indenture is The Bank of New York. In addition, The Bank of New York acts as Property Trustee under the Trust Agreement and as Guarantee Trustee under the Guarantee. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement. See "Description of the Preferred Securities -- Concerning the Property Trustee."


                   CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


               The following summary describes certain United States federal income tax consequences relevant to the purchase, ownership and disposition of Preferred Securities as of the date hereof and represents the opinion of Reid & Priest LLP, counsel to the Company, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with Preferred Securities held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Preferred Securities as a part of a hedging or conversion transaction or a straddle, United States Holders (as defined herein) whose "functional currency" is not the U.S. dollar, or persons who are not United States Holders. In addition, this discussion does not address the tax consequences to persons who purchase Preferred Securities other than pursuant to their initial issuance and distribution. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified at any time so as to result in United States federal income tax consequences different from those discussed below. These authorities are subject to various interpretations and it is therefore possible that the United States federal income tax treatment of the Preferred Securities may differ from the treatment described below.


               PROSPECTIVE PURCHASERS OF PREFERRED SECURITIES, INCLUDING PERSONS WHO ARE NOT UNITED STATES HOLDERS AND PERSONS WHO PURCHASE PREFERRED SECURITIES IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

               United States Holders

               As used herein, a "United States Holder" means a Holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

               Classification of MP&L Capital

               Reid & Priest LLP, special counsel to the Company and MP&L Capital, is of the opinion that, under current law and assuming full compliance with the terms of the Indenture and the instruments establishing MP&L Capital (and certain other documents), MP&L Capital will be classified as a "grantor trust" for United States federal income tax purposes and will not be classified as an association taxable as a corporation. Each Holder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Holder will be required to include in its gross income interest (in the form of OID) accrued with respect to its allocable share of Junior Subordinated Debentures as described below. No amount included in income with respect to the Preferred Securities will be eligible for the dividends received deduction. Investors should be aware that the opinion of Reid & Priest LLP does not address any other issue and is not binding on the Internal Revenue Service or the courts.

               Classification of the Junior Subordinated Debentures

               Based on the advice of its counsel, the Company believes and intends to take the position that the Junior Subordinated Debentures will constitute indebtedness for United States federal income tax purposes. No assurance can be given that such position will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. By purchasing and accepting Preferred Securities, each Holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership in the Junior Subordinated Debentures. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.


               On December 7, 1995, the U.S. Treasury Department proposed certain tax law changes that, among other things, would generally deny interest deductions to corporate issuers of debt if the debt instrument has a term exceeding 20 years and is not reflected as indebtedness on the issuer's balance sheet. As described in the Treasury Department's proposal, the proposed changes would not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures because the term of the Junior Subordinated Debentures is _____ years. However, there can be no assurance that subsequent proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures, which in turn could give rise to a Tax Event, which would permit the Company to cause a redemption of the Preferred Securities or a distribution of the Junior Subordinated Debentures in liquidation of MP&L Capital, as described more fully in the Prospectus under "Description of the Preferred Securities -- Special Event Redemption or Distribution."


               Potential Extension of Interest Payment Period and Original Issue Discount

               Under the terms of the Junior Subordinated Debentures, the Company has the option to defer payments of interest for up to 20 consecutive quarterly distribution payment periods and to pay as a lump sum at the end of such period all of the interest that has accrued during such period. During any such Extension Period,
          Distributions on the Preferred Securities will also be deferred. Because of this option to extend the interest payment periods, the Junior Subordinated Debentures will be treated as having been issued with OID for United States federal income tax purposes. As a result, United States Holders will be required to accrue interest income (in the form of OID) on an economic accrual basis even if they use the cash method of tax accounting. In the event of an Extension Period, a United States Holder will be required to continue to include OID in income notwithstanding that MP&L Capital will not make any Distribution on the Preferred Securities during such Extension Period. As a result, any Holder who disposes of Preferred Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any Distributions related thereto from MP&L Capital. The tax basis of a Preferred Security will be increased by the amount of any OID that is included in income, and will be decreased when and if Distributions are subsequently received from MP&L Capital by such Holders.

               Receipt  of   Junior  Subordinated   Debentures   or  Cash   Upon
               Liquidation of MP&L Capital


               Under  certain  circumstances,  as described  under  the  caption
          "Description of the Preferred Securities -- Special Event Redemption or Distribution," Junior Subordinated Debentures may be distributed to Holders of Preferred Securities in exchange for the Preferred Securities and in liquidation of MP&L Capital. Under current law, for United States federal income tax purposes, if MP&L Capital is treated as a grantor trust at the time of distribution, such a distribution would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such Holder's aggregate tax basis in its Preferred Securities. A United States Holder's holding period for the Junior Subordinated Debentures received in liquidation of MP&L Capital would include the period during which such Holder held the Preferred Securities.



               Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Redemption of Preferred Securities," the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to Holders of Preferred Securities in redemption of the Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the Preferred Securities, and a Holder would recognize gain or loss as if such
          Holder had sold such redeemed Preferred Securities. See "Sale, Exchange and Redemption of the Preferred Securities."


               Sale, Exchange and Redemption of the Preferred Securities

               Upon the sale, exchange or redemption of Preferred Securities, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or redemption and such Holder's adjusted tax basis in the Preferred Securities. A United States Holder's adjusted tax basis will, in general, be the issue price of the Preferred Securities, increased by the OID previously included in income by the United States Holder and reduced by any Distributions on the Preferred Securities. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption, the Preferred Securities have been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

               Information Reporting and Backup Withholding

               Subject to the qualification discussed below, income on the Preferred Securities will be reported to holders on Form 1099, which should be mailed to such Holders by January 31, following each calendar year.

               MP&L Capital will be obligated to report annually to Cede & Co., as holder of record of the Preferred Securities, the OID related to the Junior Subordinated Debentures that accrued during the year. MP&L Capital currently intends to report such information on Form 1099 prior to January 31, following each calendar year. The Underwriters have indicated to MP&L Capital that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they currently expect to report the OID that accrued during the calendar year on such Preferred Securities to such beneficial holders on Forms 1099 by January 31, following each calendar year. Under current law, holders of Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to MP&L Capital. MP&L Capital, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their Preferred Securities through the Underwriters will receive Forms 1099 reflecting the income on their Preferred Securities from such nominee holders rather than from MP&L Capital.

               Payments made in respect of, and proceeds from the sale of, Preferred Securities (or Junior Subordinated Debentures distributed to holders of Preferred Securities) may be subject to "backup" withholding tax of 31% unless the holder complies with certain identification requirements or fails to report in full dividend and interest income. Any withheld amounts will be allowed as a refund or a credit against the holder's United Stated federal income tax liability, provided the required information is provided to the Internal Revenue Service.

               These information reporting and backup withholding tax rules are subject to temporary Treasury Regulations. Accordingly, the application of such rules to the Preferred Securities could be changed.

                                          EXPERTS

               The Company's financial statements incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K, dated February 16, 1996, except as they relate to ADESA (an 80% owned subsidiary of the Company), have been audited by Price Waterhouse LLP, independent accountants, and, insofar as they relate to ADESA, by Ernst & Young LLP, independent auditors. The report of Price Waterhouse LLP thereon appears on page 10 of such Form 8-K. Such financial statements, except as they relate to ADESA, have been so incorporated in reliance on the report of Price Waterhouse LLP, given on the authority of said firm as experts in auditing and accounting.

               The financial statement schedule incorporated in this Prospectus by reference to the Company 1994 10-K has been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               The consolidated financial statements of ADESA appearing in the Company's Current Report on Form 8-K, dated July 12, 1995, for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in said Current Report on Form 8-K and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               The consolidated financial statements of ADESA for the period from July 1, 1995 to December 31, 1995 which are included in the consolidated financial statements of the Company contained in the Company's Current Report on Form 8-K, dated February 16, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in said Current Report on Form 8-K. Such report is given upon the authority of such firm as experts in accounting and auditing.


               The statements made in the Company 1994 10-K under Part I, Item 1
          -- Business-Regulation and Rates and Environmental Matters, incorporated herein by reference, have been reviewed by Philip R. Halverson, Esq., Duluth, Minnesota, General Counsel for the Company. All of such statements are set forth or incorporated by reference herein in reliance upon the opinion of Mr. Halverson given upon his authority as an expert. At December 31, 1995, Mr. Halverson owned approximately 4001 shares of the common stock of the Company. Statements as to United States federal income taxation under "Certain United States Federal Income Tax Consequences" herein have been passed upon for the Company and MP&L Capital by Reid & Priest LLP, New York, New York, of counsel to the Company.


                                         LEGALITY

               Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the creation of MP&L Capital are being passed upon by Richards, Layton & Finger, Special Delaware counsel for the Company and MP&L Capital. The legality of the other securities offered hereby will be passed upon for the Company and MP&L Capital by Philip R. Halverson, Esq. and by Reid & Priest LLP, and for the Underwriters by Lane & Mittendorf LLP, New York, New York. However, all matters pertaining to incorporation of the Company and all other matters of Minnesota law will be passed upon only by Philip R. Halverson, Esq.

                                       UNDERWRITING

               Subject to the terms and conditions of the Underwriting Agreement, the Company and MP&L Capital have agreed that MP&L Capital will issue and sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co. and PaineWebber Incorporated are acting as Representatives, has severally agreed to purchase from MP&L Capital the respective number of Preferred Securities set forth opposite its name below:



                                                         Number of
                 Underwriter                        Preferred Securities
                 -----------                        --------------------


          Goldman, Sachs & Co. . . . . . .
          PaineWebber Incorporated . . . .

                                                          __________
          Total. . . . . . . . . . . . . .
                                                          ==========

               Subject  to   the  terms  and  conditions   of  the  Underwriting
          Agreement, the Underwriters are committed to take and pay for all the Preferred Securities offered hereby, if any are taken.

               The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

               In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that the Company will pay as compensation, for the Underwriters' arranging the investment therein of such proceeds, an amount of $ per Preferred Security for the accounts of the several Underwriters.


               The  Company and MP&L Capital have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date on which the distribution of the Preferred Securities ceases, as determined by the Representatives, or (ii) 90 days after the issuance of the Preferred Securities, neither will offer, sell, contract to sell or otherwise dispose of, any other beneficial interests in MP&L Capital or any other securities of MP&L Capital or the Company, as the case may be, that are substantially similar to the Preferred Securities (including any guarantee of such securities) or any securities that are convertible into or exchangeable for, or that represent the right to receive, any such substantially similar securities of either MP&L Capital or the Company, without the prior written consent of the Representatives, provided that this restriction shall specifically not apply to the Company's common stock, preferred stock, secured indebtedness and unsecured indebtedness which is not subordinated.


               Prior to this offering, there has been no public market for the Preferred Securities. Application will be made to list the Preferred Securities on the NYSE. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders. Trading of the Preferred Securities on the NYSE is expected to commence within a seven-day period after the initial delivery of the Preferred Securities. The Representatives have advised the Company that they intend to make a market in the Preferred Securities prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue any such market making at any time without notice.

               The Company and MP&L Capital have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act.


               Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, services to the Company and its affiliates, in the ordinary course of business, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

          ======================================================================
          No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of any offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.

                             --------------------

                                 TABLE OF CONTENTS
                                                                          Page
                                                                          ----


          Available Information. . . . . . . . . . . . . . . . . . . . .    2

          Incorporation of Certain Documents by Reference. . . . . . . .    2

          Prospectus Summary . . . . . . . . . . . . . . . . . . . . . .    4

          Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .    6

          The Company. . . . . . . . . . . . . . . . . . . . . . . . . .    9

          MP&L Capital . . . . . . . . . . . . . . . . . . . . . . . . .   11

          Summary Financial Information. . . . . . . . . . . . . . . . .   13

          Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .   14

          Description of the Preferred Securities. . . . . . . . . . . .   14

          Description of the Guarantee . . . . . . . . . . . . . . . . .   25

          Description of the Junior Subordinated Debentures. . . . . . .   27

          Certain United States Federal Income Tax Consequences. . . . .   36

          Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

          Legality . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

          Underwriting . . . . . . . . . . . . . . . . . . . . . . . . .   39


          ====================================================================



                              3,000,000 Preferred Securities

                                      MP&L CAPITAL I

                               % Cumulative Quarterly Income
                              Preferred Securities (QUIPS) sm

                                 Guaranteed to the extent
                                MP&L Capital I has funds as
                                    set forth herein by


                                      MINNESOTA POWER
                                      & LIGHT COMPANY


                                        ----------

                                        PROSPECTUS

                                        ----------




                                   Goldman, Sachs & Co.

                                 PaineWebber Incorporated



                            Representatives of the Underwriters





         ====================================================================

                                         PART II.

                          INFORMATION NOT REQUIRED IN PROSPECTUS


          Item 14. Other Expenses of Issuance and Distribution.


               The following table sets forth the estimated expenses payable by the Company in connection with the issuance and distribution of the securities to be registered.

               Filing fee - Securities and Exchange Commission. . .  $45,103.45*
               Fees of the Trustee. . . . . . . . . . . . . . . . .   35,000.00
               Counsel Fees . . . . . . . . . . . . . . . . . . . .  125,000.00
               Auditors' fees . . . . . . . . . . . . . . . . . . .   30,000.00
               Printing, including Registration Statement,
                prospectuses, exhibits, etc.. . . . . . . . . . . .   15,000.00
               Miscellaneous. . . . . . . . . . . . . . . . . . . .   24,896.55
                                                                     ----------
               Total expenses . . . . . . . . . . . . . . . . . . . $275,000.00
                                                                     ==========
          ---------------
          * Original filing fee paid by the Company at the time the Registration Statement (Nos. 333-01035 and 333-01035-01) was filed on February 16, 1996.


          Item 15. Indemnification of Directors and Officers.

               Section 302A.521 of the Minnesota Business Corporation Act generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) where such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

               Section 13 of the Bylaws of the Company contains the following provisions relative to indemnification of directors and officers:

               "The Company shall reimburse or indemnify each present and future director and officer of the Company (and his or her heirs, executors and administrators) for or against all expenses reasonably incurred by such director or officer in connection with or arising out of any action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of the Company. Such indemnification for reasonable expenses is to be to the fullest extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A. By affirmative vote of the Board of Directors or with written approval of the Chairman and Chief Executive Officer, such indemnification may be extended to include agents and employees who are not directors or officers of the Company, but who would otherwise be indemnified for acts and omissions under Chapter 302A of the Minnesota Business Corporation Act, if such agent or employee were an officer of the Company."

               "Reasonable expenses may include reimbursement of attorney's fees and disbursements, including those incurred by a person in connection with an appearance as a witness."

               "Upon written request to the Company and approval by the Chairman and Chief Executive Officer, an agent or employee for whom indemnification has been extended, or an officer or director may receive an advance for reasonable expenses if such agent, employee, officer or director is made or threatened to be made a party to a proceeding involving a matter for which indemnification is believed to be available under Minnesota Statutes Chapter 302A."

               "The foregoing rights shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring such expenses and liabilities."

               The Company has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses, and insuring officers and directors of the Company against certain other liabilities and expenses.

          Item 16. Exhibits.


                1(a)      -    Form of Underwriting Agreement.


               +3(a)1     -    Articles  of  Incorporation,  restated as  of
                               July 27,  1988 (filed  as Exhibit  3(a), File
                               No. 33-24936).

               +3(a)2     -    Certificate Fixing Terms of  Serial Preferred
                               Stock  A,  $7.125  Series  (filed  as Exhibit
                               3(a)2, File No. 33-50143).

               +3(a)3     -    Certificate Fixing Terms of  Serial Preferred
                               Stock  A,  $6.70  Series  (filed  as  Exhibit
                               3(a)3, File No. 33-50143).

               +3(b)      -    Bylaws as amended January 23,  1991 (filed as
                               Exhibit 3(b), File No. 33-45549).


              **4(a)      -    Trust  Agreement  relating  to the  Preferred
                               Securities.


                4(b)      -    Form of Amended and Restated  Trust Agreement
                               relating to the Preferred Securities.

                4(c)      -    Form  of  Indenture  relating  to  the Junior
                               Subordinated Debentures.

                4(d)      -    Form of Guarantee Agreement.


              **4(e)      -    Form   of  Agreement   as  to   Expenses  and
                               Liabilities.


                4(f)      -    Form  of  Officer's Certificate  establishing
                               Debentures.


              **4(g)      -    Form of Preferred Securities.

              **5(a)      -    Opinion and Consent  of Philip R.  Halverson,
                               Esq., General Counsel and Corporate Secretary of the Company.

              **5(b)
                 and 8     -    Opinion and Consent of Reid & Priest LLP.

              **5(c)       -    Opinion  and Consent  of  Richards, Layton  &
                                Finger,  Special  Delaware  Counsel   to  the
                                Company and MP&L Capital.

             **12(a)       -    Computation of  Ratio  of Earnings  to  Fixed
                                Charges and Supplemental Ratio of Earnings to
                                Fixed Charges of the Company.

             **12(b)       -    Computation  of  Ratio of  Earnings  to Fixed
                                Charges    and   Preferred    Dividends   and
                                Supplemental  Ratio  of  Earnings   to  Fixed
                                Charges  and  Preferred   Dividends  of   the
                                Company.


               23(a)      -    Consent of Price Waterhouse LLP.

               23(b)      -    Consent of Ernst & Young LLP.


             **23(c)     -    Consents of Philip R. Halverson, Esq., Reid &
                              Priest LLP and Richards, Layton & Finger are contained in Exhibits 5(a), 5(b) and 5(c), respectively.

             **24        -    Power of Attorney (see page II-6).

             **25(a)     -    Statement on Form T-1 of The Bank of New York
                              relating  to  Amended   and  Restated   Trust
                              Agreement.

             **25(b)     -    Statement on Form T-1 of The Bank of New York
                              relating to Indenture.

             **25(c)     -    Statement on Form T-1 of The Bank of New York
                              relating to Guarantee Agreement.
          ______________________
               **   Previously filed.

               +    Incorporated herein by reference as indicated.

          Item 17. Undertakings.

               The undersigned registrant hereby undertakes:

                    (1) That, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (2) That, for purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (3) That, for the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (4) That, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                        SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 1996.


                                   MINNESOTA POWER & LIGHT COMPANY
                                        (Registrant)


                              By   /s/ Robert J. Reger, Jr.
                                   ------------------------
                                   Robert J. Reger, Jr.
                                   (Attorney-In-Fact)


               Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                Title                    Date
          ---------                -----                    ----

          /s/ Edwin L. Russell*
          ---------------------
          Edwin L. Russell         President,               March 11, 1996
          President,               Chief Executive Officer
          Chief Executive Officer  and Director
          and Director


          /s/ D. G. Gartzke*
          ------------------
          D. G. Gartzke            Senior Vice President-   March 11, 1996
          Senior Vice President-   Finance and
          Finance and              Chief Financial Officer
          Chief Financial Officer


          /s/ Mark A. Schober*
          --------------------
          Mark A. Schober          Corporate Controller     March 11, 1996
          Corporate Controller


          Merrill K. Cragun*       Director                 March 11, 1996
          Dennis E. Evans*         Director                 March 11, 1996
          Sister Kathleen Hofer*   Director                 March 11, 1996
          D. Michael Hockett*      Director                 March 11, 1996
          Peter J. Johnson*        Director                 March 11, 1996
          Jack R. Kelly, Jr.*      Director                 March 11, 1996
          Paula F. McQueen*        Director                 March 11, 1996
          Robert S. Nickoloff*     Director                 March 11, 1996
          Jack I. Rajala*          Director                 March 11, 1996
          Charles A. Russell*      Director                 March 11, 1996
          Arend J. Sandbulte*      Chairman and Director    March 11, 1996
          Nick Smith*              Director                 March 11, 1996
          Bruce W. Stender*        Director                 March 11, 1996
          Donald C. Wegmiller*     Director                 March 11, 1996


          *By: /s/ Robert J. Reger, Jr.
          -----------------------------
               Robert J. Reger, Jr.
               (Attorney-In-Fact)

                                        SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on March 11, 1996.


                                                 MP&L Capital I


                                                 By:  /s/ Philip R. Halverson
                                                      -----------------------
                                                        Philip R. Halverson

                                     EXHIBIT INDEX


          Exhibit           Description
          -------           -----------

            1(a)             Form of Underwriting Agreement

            4(b)             Form of Amended and Restated Trust
                             Agreement relating to the Preferred
                             Securities

            4(c)             Form of Indenture relating to the
                             Junior Subordinated Debentures

            4(d)             Form of Guarantee Agreement

            4(f)             Form of Officer's Certificate
                             establishing Debentures

           23(a)             Consent of Price Waterhouse LLP

           23(b)             Consnet of Ernst & Young LLP